                                                                   EXHIBIT 99.1



[WEATHERFORD LOGO]                                                  NEWS RELEASE



                   WEATHERFORD REPORTS FOURTH QUARTER EARNINGS


HOUSTON, January 30, 2002 - - Weatherford International, Inc. (NYSE: WFT) today reported fourth quarter diluted earnings of $0.44 per share ($54.5 million), an increase of 42 percent over last year's diluted earnings from continuing operations, before charges related to the disposal of a business, of $0.31 per share ($35.3 million). Consolidated revenue for the fourth quarter was $620.9 million, 16 percent higher than the prior year level. Operating income for the quarter was $103.2 million, a 49 percent improvement over last year's fourth quarter level, excluding charges. The year on year improvement in results occurred despite a 6 percent decline in global drilling activity, and reflected the growing acceptance of Weatherford's new technologies as well as the benefits of M&A activities.

      On a sequential basis, quarterly diluted earnings per share fell 10 percent due to the impact of an 18 percent decline in drilling rig activity in North America offset by higher revenue in Europe, the Middle East, Africa and Asia Pacific.

      For the full year 2001, Weatherford's diluted earnings per share was $1.76 ($214.7 million), a 148 percent improvement over last year's diluted earnings per share from continuing operations, before charges, of $0.71 ($80.0 million). Revenues for the year were $2.3 billion, 28 percent higher than the prior year.

      Due to a change in accounting rules, calendar year-end companies will be required to exclude the amortization of goodwill from the earnings calculation starting in 2002. On the new basis, Weatherford's previously reported 2001 diluted earnings per share would have been $0.44 in the first quarter; $0.52 in the second; $0.56 in the third; $0.51 in the fourth; and $2.04 for the full year.


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Weatherford Reports Fourth Quarter Earnings
Page 2


DRILLING & INTERVENTION SERVICES

Fourth quarter revenue for Weatherford's Drilling & Intervention Services division was $353.9 million, 34 percent higher than the prior year and 3 percent below the preceding quarter. Operating income was $75.3 million, 24 percent higher than the prior year and 16 percent below the third quarter. EBITDA was $112.6 million, up 28 percent from the prior year and down 12 percent from the preceding quarter.

      On a sequential basis, the quarterly performance was impacted by declining activity in the North American market where revenues declined 11 percent on a rig count reduction of 18 percent from the third to the fourth quarter. Key service lines, including drilling products and downhole services, declined in line with the activity slow down in North America. Somewhat offsetting that decline was a 7 percent improvement in revenues from international markets. Underbalanced Services revenue gained approximately 14 percent due to higher demand in international markets.

COMPLETION SYSTEMS

Revenue for Weatherford's Completion Systems division was $111.0 million, 65 percent above the prior year and 28 percent higher than the preceding quarter. Operating income of $8.2 million was more than 9 times higher than the prior year and 14 percent better than the third quarter. EBITDA was $16.8 million, 97 percent better than the prior year and 8 percent better than the third quarter.

      Sequentially, a revenue decline in North America of approximately 8 percent was more than offset by the effect of acquisitions completed in the fourth quarter and by regional gains in Europe and West Africa and the Middle East and North Africa. Fourth quarter revenue from Expandable Technology was up 43 percent over the third quarter.

ARTIFICIAL LIFT SYSTEMS

Fourth quarter revenue for Weatherford's Artificial Lift Systems division was $156.0 million, 14 percent higher than the prior year and 2 percent lower than the preceding quarter. Operating income of $22.9 million was 62 percent better than the fourth quarter of last year and 3 percent


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Weatherford Reports Fourth Quarter Earnings
Page 3


higher than the third quarter. EBITDA of $30.5 million was 41 percent higher than last year and 3 percent higher than the third quarter.

      Sequentially, North American revenue, which accounted for approximately 65 percent of fourth quarter division revenue, declined 8 percent due to the slowdown in activity. Overall, the revenue decline was mitigated by gains in international markets, particularly Latin America and Asia Pacific. The division's principal product lines declined slightly while Production Optimization Systems reported higher revenue in the fourth quarter.

                                   ----------

Houston-based Weatherford International, Inc. (HTTP://WWW.WEATHERFORD.COM) is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs approximately 14,000 people worldwide.

                                      # # #

Contact:

Don Galletly  (713) 693-4148

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford's prospects for its operations and the integration of recent acquisitions, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International, Inc.'s Annual, Quarterly and Current Reports filed with the Securities and Exchange Commission, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity and the demand for and pricing of Weatherford's products. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.
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                         WEATHERFORD INTERNATIONAL, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (In 000's, Except Per Share Amounts)



                                                                   Three Months Ended              Twelve Months Ended
                                                                      December 31,                   December 31,
                                                              ----------------------------    ----------------------------
                                                                  2001            2000            2001            2000
                                                              ------------    ------------    ------------    ------------
Net Revenues:
     Drilling and Intervention Services                       $    353,943    $    264,173    $  1,340,140    $    884,170
     Completion Systems                                            110,952          67,219         358,759         218,040
     Artificial Lift Systems                                       156,041         137,035         602,877         477,216
     Compression Services                                               --          66,434          26,939         234,835
                                                              ------------    ------------    ------------    ------------
                                                                   620,936         534,861       2,328,715       1,814,261
                                                              ------------    ------------    ------------    ------------
Operating Income (Loss):
     Drilling and Intervention Services                             75,289          60,776         320,092         169,836
     Completion Systems                                              8,236             871          26,797          (7,908)
     Artificial Lift Systems                                        22,880          14,149          81,323          41,569
     Compression Services                                               --           1,934            (597)          6,723
     Equity in Earnings                                              6,820             942          21,528           3,402
     Corporate Expenses                                            (10,019)         (9,593)        (39,669)        (36,976)
     Charges Related to Disposal of Business                            --         (56,318)             --         (56,318)
                                                              ------------    ------------    ------------    ------------
                                                                   103,206          12,761         409,474         120,328
Other Income (Expense):
     Other, Net                                                      2,168           1,235           3,119          10,209
     Interest Expense                                              (20,404)        (13,902)        (74,006)        (59,262)
                                                              ------------    ------------    ------------    ------------
Income Before Income Taxes                                          84,970              94         338,587          71,275
Provision for Income Taxes, Related to Disposal of Business             --         (76,517)             --         (76,517)
Provision for Income Taxes                                         (30,365)         (7,307)       (123,048)        (32,933)
                                                              ------------    ------------    ------------    ------------
Income (Loss) Before Minority Interest                              54,605         (83,730)        215,539         (38,175)
Minority Interest Income (Expense), Net of Taxes                       (81)            118            (888)           (717)
                                                              ------------    ------------    ------------    ------------
Net Income (Loss) from Continuing Operations                        54,524         (83,612)        214,651         (38,892)
Loss from Discontinued Operations, Net of Taxes                         --              --              --          (3,458)
                                                              ------------    ------------    ------------    ------------
Net Income (Loss)                                             $     54,524    $    (83,612)   $    214,651    $    (42,350)
                                                              ============    ============    ============    ============

Basic Earnings (Loss) Per Share:
     Income (Loss) from Continuing Operations                 $       0.47    $      (0.76)   $       1.88    $      (0.36)
     Loss from Discontinued Operations                                  --              --              --           (0.03)
                                                              ------------    ------------    ------------    ------------
     Net Income (Loss) Per Share                              $       0.47    $      (0.76)   $       1.88    $      (0.39)
                                                              ============    ============    ============    ============
     Basic Weighted Average Shares Outstanding                     116,793         110,389         114,018         109,457
                                                              ============    ============    ============    ============

Diluted Earnings (Loss) Per Share:
     Income (Loss) from Continuing Operations                 $       0.44    $      (0.76)   $       1.76    $      (0.36)
     Loss from Discontinued Operations                                  --              --              --           (0.03)
                                                              ------------    ------------    ------------    ------------
     Net Income (Loss) Per Share                              $       0.44    $      (0.76)   $       1.76    $      (0.39)
                                                              ============    ============    ============    ============
     Diluted Weighted Average Shares Outstanding                   137,540         110,389         133,255         109,457
                                                              ============    ============    ============    ============

Other Information:
   Earnings Per Diluted Share from Continuing
        Operations, Before Charges                            $       0.44    $       0.31    $       1.76    $       0.71
                                                              ============    ============    ============    ============
   Cash Earnings Per Diluted Share from Continuing
        Operations, Before Charges                            $       0.51    $       0.39    $       2.04    $       1.01
                                                              ============    ============    ============    ============
   Depreciation and Amortization:
     Drilling and Intervention Services                       $     37,325    $     27,209    $    137,816    $    104,489
     Completion Systems                                              8,532           7,649          30,846          26,906
     Artificial Lift Systems                                         7,630           7,506          28,691          26,879
     Compression Services                                               --           9,738           4,184          37,750
     Other                                                           1,797             668           6,592           3,085
                                                              ------------    ------------    ------------    ------------
                                                              $     55,284    $     52,770    $    208,129    $    199,109
                                                              ============    ============    ============    ============